UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2006 (March 3, 2006)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

(303) 426-6262

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2006, Allos Therapeutics, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Michael E. Hart, the Company’s President, Chief Executive Officer and Chief Financial Officer and a member of the Company’s Board of Directors (the “Board”).  The following description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Separation Agreement, Mr. Hart has agreed to resign from his position as the President, Chief Executive Officer and Chief Financial Officer of the Company effective on the first day of employment of a new Chief Executive Officer of the Company (the “Separation Date”) or such earlier date as a majority of the non-executive members of the Board determine that Mr. Hart is not satisfactorily performing his duties (the “Early Separation Date”).  Following the Separation Date or the Early Separation Date, Mr. Hart will continue to serve as member of the Board, but has agreed to resign his position as a director upon the request of a majority of the non-executive members of the Board.  If Mr. Hart remains employed through the Separation Date and is requested to resign his position as a director prior to December 31, 2007, the parties have agreed that Mr. Hart will provide the Company with up to 20 hours of consulting services per month from the date of his resignation as a director through December 31, 2007.

Pursuant to the Separation Agreement, effective March 3, 2006, Mr. Hart was granted a nonqualified stock option under the Company’s 2000 Stock Incentive Compensation Plan to purchase 50,000 shares of the Company’s common stock at an exercise price equal to $3.55 per share (the “New Option”).  The New Option will become fully vested if Mr. Hart remains employed through the Separation Date and will remain exercisable until the later of (i) the date that is ninety (90) days following Mr. Hart’s resignation from the Board, or (ii) the date which is ninety (90) days following the termination of his consulting relationship with the Company.  If Mr. Hart’s employment as President, Chief Executive Officer and Chief Financial Officer is terminated for any reason prior to the Separation Date, the New Option will be forfeited.  A copy of the New Option is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Provided that Mr. Hart remains employed through the Separation Date or Early Separation Date, as applicable, and complies with the terms of certain restrictive covenants contained in his existing Employment Agreement and his existing Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement with the Company (copies of which are filed as Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference) (the “Restrictive Covenants”), Mr. Hart will be entitled to (i) continuation of his base salary for a period of eighteen (18) months following the Separation Date or Early Separation Date, as applicable, (ii) reimbursement, on a grossed-up basis, for the after tax payments of the premiums on his supplemental disability and term life insurance coverage for a period of twenty-four (24) months following the Separation Date or Early Separation Date, as applicable, and (iii) reimbursement for the cost of his COBRA continuation coverage until the earlier of (a) eighteen (18) months from the Separation Date or Early Separation Date, as applicable, or (b) the date on which he becomes eligible to receive comparable health insurance coverage from a new employer.  In addition, if Mr. Hart remains employed through the Separation Date and complies with the Restrictive Covenants, he will (i) be eligible to receive a pro rata portion of his 2006 bonus, as determined in the sole discretion of the Compensation Committee of the Board, and (ii) continue to vest in his options granted prior to March 3, 2006 for a period of one (1) year following the Separation Date, which options will remain exercisable until the later of (a) the date that is ninety (90) days following Mr. Hart’s resignation from the Board, or (b) the date which is ninety (90) days following the termination of his consulting relationship with the Company.

If Mr. Hart’s employment is terminated for any reason other than a resignation on the Separation Date or Early Separation Date, the termination benefits described in the foregoing paragraph will not apply.  Instead, provided that Mr. Hart complies with the Restrictive Covenants, Mr. Hart will be entitled to (i) continuation of his base salary for a period of twelve (12) months following such termination, (ii) payment of any accrued but unused vacation and sick leave, (iii) except in the case that such termination is a result of Mr. Hart’s death, reimbursement, on a grossed-up basis, for the after tax payments of the premiums on his supplemental disability and term life insurance coverage for a period of twenty-four (24) months, and (iv) reimbursement for the cost of his COBRA continuation coverage until the earlier of (a) twelve (12) months following such termination, or (b) the date on which he becomes eligible to receive comparable health insurance coverage from a new employer.  In addition, the

New Option will be immediately forfeited and any options granted to Mr. Hart prior to March 3, 2006 will remain exercisable in accordance with their terms.

Provided that Mr. Hart complies with the Restrictive Covenants, in the event that he suffers a “Change in Control Termination” (as such term is defined in Mr. Hart’s existing Employment Agreement with the Company) prior to the Separation Date, Mr. Hart will be entitled to the payments and benefits described in Section 11(e) of his Employment Agreement in lieu of any payments or benefits under the Separation Agreement.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1	Separation Agreement by and between Allos Therapeutics, Inc. and Michael E. Hart, dated as of March 3, 2006.

Exhibit 10.2	Non-Qualified Stock Option Letter Agreement by and between Allos Therapeutics, Inc. and Michael E. Hart, dated as of March 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2006	ALLOS THERAPEUTICS, INC. (Registrant)

	By:	/s/ Marc H. Graboyes
	Name	Marc H. Graboyes
	Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Separation Agreement by and between Allos Therapeutics, Inc. and Michael E. Hart, dated as of March 1, 2006.

Exhibit 10.2	Non-Qualified Stock Option Letter Agreement by and between Allos Therapeutics, Inc. and Michael E. Hart, dated as of March 3, 2006.